UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2019
ORGANOVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter) Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Dr., San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Organovo Holdings, Inc. (the “Company”) announced today that its Board of Directors, based on its annual review of the size of the Board and associated Board expenses, has determined that it is in the best interests of the Company and its stockholders to reduce the size of the full Board from nine directors to six directors. The reduction of the Board size will be effective as of the commencement of the 2019 Annual Meeting of Stockholders to be held on September 5, 2019 (the “Annual Meeting”).

Beginning last year, the Board’s Nominating and Governance Committee has been working with its longest tenured members on a gradual transition plan in concert with the goals of succession planning for committee leadership and supplementing the Board’s membership with additional skill sets such as bringing in a medically trained liver expert with drug development expertise.  As a result of this planning, two new Board members have been added over the past several quarters, Dr. David Shapiro and Carolyn Beaver.  The final stage of this transition includes the reduction in Board size and the Company’s longest tenured directors stepping down from the Board. Accordingly, Robert Baltera, Jr. and James Glover have submitted letters of resignation, with each to be effective immediately prior to the commencement of the Annual Meeting.  In addition, Tamar Howson has notified the Board that she will not be standing for reelection at the Annual Meeting, and as a result her Board term will expire immediately prior to the Annual Meeting.

Neither Mr. Baltera nor Mr. Glover resigned as a result of a disagreement with the Company on any matter. Similarly, Ms. Howson’s decision not to stand for re-election was not based on any disagreement with the Company.  The Company and the Board is highly appreciative of the outstanding service and contributions made by each of the three departing Board members.

Immediately following the Annual Meeting, the Board intends to reorganize its three standing Board committees, including the audit, compensation and nominating and corporate governance committees, such that each committee will consist of three independent directors as required by the rules and regulations of the Nasdaq Stock Market, the Securities and Exchange Commission and the Company’s corporate governance guidelines and charters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: July 9, 2019	/s/ Taylor Crouch
Taylor Crouch
Chief Executive Officer and President